Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of June 30, 2026, is by and between DevvStream Corp., an Alberta corporation (“DEVS”), EEME Energy SPV I LLC, a Wyoming limited liability company (“EEME”), and Southern Energy Renewables Inc., a Louisiana corporation (“Southern”).

RECITALS

WHEREAS, the parties hereto are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act;

WHEREAS, EEME wishes to purchase, and DEVS wishes to sell, upon the terms and conditions stated in this Agreement, (1) 50,000 Series A Non-Voting Preferred Shares to be created by DEVS, which shares shall be non-voting, will not accrue any preferred dividends, and will not be convertible, but will rank senior to DEVS’s common stock in a liquidation (the “DEVS Series A Preferred Shares”), for a purchase price of $5,000,000 and (2) $1,000,000 worth of DEVS’s Common Shares;

WHEREAS, DEVS wishes to purchase, and Southern wishes to sell, upon the terms and conditions stated in this Agreement, (1) 50,000 Series A Non-Voting Preferred Shares to be created by Southern, which shares shall be non-voting, will not accrue any preferred dividends, and will not be convertible, but will rank senior to Southern’s common stock in a liquidation (the “Southern Series A Preferred Shares”), for a purchase price of $5,000,000 in cash;

WHEREAS, on June 3, 2026, the parties hereto entered into a binding term sheet (the “Term Sheet”) with regard to the sale and purchase of the Series A Preferred Shares contemplated hereby, and this Agreement is intended to supersede the Term Sheet; and

WHEREAS, XCF Global, Inc., a Delaware corporation (“XCF Global”), DEVS, Southern,  DevvStream Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of XCF Global and Southern Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of XCF Global, entered into that certain Business Combination Agreement (as may be amended, supplemented, restated and/or otherwise modified from time to time, the “BCA”), dated as of April 13, 2026, related to a proposed business combination among XCF Global, DEVS, Southern and the foregoing merger subsidiaries (the transactions contemplated by the BCA are referred to herein, collectively, as the “Business Combination”); and

WHEREAS, all of the DEVS Series A Preferred Shares and Common Shares and Southern Series A Preferred Shares and Common Shares to be issued pursuant to this Agreement shall be referred to herein as the “Securities”;

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, DEVS and EEME (each, a “Party” and collectively, the “Parties”) hereby agree as follows:

1.           PURCHASE AND SALE OF SERIES A PREFERRED SHARES.

(a)       Advance Purchase of Series A Preferred Shares. On or before September 30, 2026 (the “Closing Date”), EEME shall advance $5,000,000 in cash to DEVS and, promptly after it receives such funds, DEVS shall advance $5,000,000 to Southern (collectively, the “Advances”). The parties acknowledge that prior to the date hereof, EEME has advanced $1,500,000 of such amount to DEVS (the “Deposit”), $1,499,800 of which DEVS has advanced to Southern. Notwithstanding the foregoing or anything to the contrary, upon the closing of the Business Combination: (i) such Advances will be considered a direct advance by EEME to Southern in consideration of the issuance of shares of common stock by Southern to EEME and (ii) DEVS will have no obligation to repay any such advance to EEME. If, however, the BCA is terminated in accordance with its terms, then promptly thereafter (X) DEVS shall file Articles of Amendment with the Province of Alberta to create the DEVS Series A Preferred Shares and issue 50,000 DEVS Series A Preferred Shares to EEME and (Y) Southern shall file Articles of Amendment with the State of Louisiana to create the Southern Series A Preferred Shares and issue 50,000 Southern Series A Preferred Shares to DEVS.

(b)          Purchase of DEVS Common Shares. On the date of this Agreement, EEME shall purchase from DEVS, and DEVS shall sell to EEME, $1,000,000 of DEVS common stock (the “Common Shares”) at a purchase price per share of $0.28683, payable in cash, which is 90% of the 15-day VWAP of the DEVS Common Shares during the fifteen trading days immediately preceding the date of this Agreement (the “Purchase Price”). EEME may pay the purchase price in tranches, provided the entire Purchase Price must be paid to DEVS by September 30, 2026. Based on such Purchase Price, DEVS shall issue 3,486,386 Common Shares to EEME.

(c)         Closing. The closing (the “Closing”) of the purchase of the Series A Preferred Shares by EEME shall take place on the Closing Date by electronic exchange of executed documents. At the Closing, the DEVS Common Shares shall be issued and registered in the name of EEME, or in such nominee name(s) as designated by EEME, representing the number of Common Shares to be purchased by EEME at the Closing against payment to DEVS of the Purchase Price therefor in full, by wire transfer to DEVS of immediately available funds, at the Closing, in accordance with wire instructions provided by DEVS to EEME at least one business day prior to the Closing, to an account to be designated by DEVS (which shall not be an escrow account). Within two (2) days from the date of this Agreement, DEVS will issue the Common Shares in book-entry form, free and clear of all restrictive and other legends (except as expressly provided in Section 5(a) hereof) and shall provide evidence of such issuance from Continental Stock Transfer & Trust Company, DEVS’s transfer agent (the “Transfer Agent”), as of the Closing Date to EEME.

2.           BUYER’S REPRESENTATIONS AND WARRANTIES.

EEME represents and warrants to DEVS that, as of the date hereof and the Closing Date:

(a)         Organization; Authority. EEME is an entity duly organized, validly existing and in good standing under any federal, state, county, local, provincial, municipal, foreign, international, supranational or other law, act, statute, legislation, principle of common law, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, directive, resolution, requirement, writ, injunction, settlement, order or consent (“Laws”) that is or has been issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any federal, state, provincial, local, foreign or other governmental, quasi-governmental or administrative body, instrumentality, department or agency, including any stock exchange, securities commission, or any court, tribunal, administrative hearing body, arbitration panel or body (public or private), commission, or other similar dispute-resolving panel or body (“Governmental Authority”) of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder.

(b)        No Public Sale or Distribution. EEME is acquiring the Securities for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable securities Laws, except pursuant to sales registered or exempted under the Securities Act; provided, however, by making the representations herein, EEME does not agree, or make any representation or warranty, to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption from registration under the Securities Act. EEME does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities in violation of applicable securities Laws. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any Governmental Authority or any department or agency thereof.

(c)        Accredited Investor Status. EEME is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act or a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) EEME further represents and warrants that (x) it is a sophisticated institutional investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, including EEME’s investment with respect to the Securities, and (y) that it has not been organized for the purpose of acquiring the Securities and is an “institutional account” as defined by FINRA Rule 4512(c).

(d)          Reliance on Exemptions. EEME understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities Laws and that DEVS is relying in part upon the truth and accuracy of, and EEME’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of EEME set forth herein in order to determine the availability of such exemptions and the eligibility of EEME to acquire the Securities.

(e)         Information. EEME and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of DEVS and materials relating to the offer and sale of the Securities that have been requested by EEME. EEME and its advisors, if any, have been afforded the opportunity to ask questions of DEVS. Neither such inquiries nor any other due diligence investigations conducted by EEME or its advisors, if any, or its representatives shall modify, amend or affect EEME’s right to rely on DEVS’s representations and warranties contained herein. EEME understands that its investment in the Securities involves a high degree of risk. EEME has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(f)          No Governmental Review. EEME understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(g)         Transfer or Resale. EEME understands that: (i) the Securities have not been and are not being registered under the Securities Act or any state securities Laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) EEME shall have delivered to DEVS (if requested by DEVS) an opinion of counsel, in a form reasonably acceptable to DEVS, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) EEME provides DEVS with reasonable assurance that such securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the Securities Act (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC promulgated thereunder; and (iii) except as provided herein, neither DEVS nor any other Person is under any obligation to register the Securities under the Securities Act or any state securities Laws or to comply with the terms and conditions of any exemption thereunder. . Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no EEME effecting a pledge of Securities shall be required to provide DEVS with any notice thereof or otherwise make any delivery to DEVS pursuant to this Agreement, including, without limitation, this Section 2(g).

(h)        Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of EEME and shall constitute the legal, valid and binding obligations of EEME enforceable against EEME in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, liquidation or other Laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

(i)        No Conflicts. The execution, delivery and performance by EEME of this Agreement and the consummation by EEME of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of EEME, or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which EEME is a party, or (iii) result in a violation of any Law (including U.S. federal and state securities Laws) applicable to EEME, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of EEME to perform its obligations hereunder.

(j)           Residency. EEME is a resident of that jurisdiction specified below its address on the signature page of EEME attached hereto.

(k)        Independent Evaluation. EEME confirms and agrees that (i) it has independently evaluated the merits of its decision to purchase the Securities, (ii) it has not relied on the advice of, or any representations by any placement agent or any Affiliate thereof or any of their respective representatives in making such decision.

(l)          Acknowledgement of Risk. EEME acknowledges and understands that its investment in the Securities involves a significant degree of risk, including, without limitation, (i) DEVS remains an early stage business with limited operating history and requires substantial funds in addition to the proceeds from the sale of the Securities; (ii) an investment in DEVS is speculative, and only purchasers who can afford the loss of their entire investment should consider investing in DEVS and the Securities; (iii) EEME may not be able to liquidate its investment; (iv) transferability of the Securities is limited; (v) in the event of a disposition of the Securities, EEME could sustain the loss of its entire investment; and (vi) DEVS has not paid any dividends on its Common Shares since inception and does not anticipate the payment of dividends in the foreseeable future.

(m)        No General Solicitation. EEME acknowledges and agrees that EEME is purchasing the Securities directly from DEVS. EEME became aware of this offering of the Securities solely by means of direct contact with DEVS as a result of a pre-existing, substantive relationship with DEVS, and/or its advisors (including, without limitation, attorneys, accountants, bankers, consultants and financial advisors), agents, control persons, representatives, affiliates, directors, officers, managers, members, employees and/or the representatives of such persons. The Securities were offered to EEME solely by direct contact between EEME and DEVS and/or their respective representatives. EEME did not become aware of this offering of the Securities, nor were the Securities offered to EEME, by any other means, and none of DEVS and/or its representatives acted as investment advisor, broker or dealer to EEME. EEME is not purchasing the Securities as a result of any general or public solicitation or general advertising, or publicly disseminated advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television, radio or the internet or presented at any seminar or any other general solicitation or general advertisement, including any of the methods described in Section 502(c) of Regulation D under the Securities Act.

3.           REPRESENTATIONS AND WARRANTIES OF DEVS.

DEVS represents and warrants to EEME that the statements contained in this Section 3 are true and correct as of the date hereof and the Closing Date (except as to any representations and warranties that specifically relate to an earlier date, which shall be made as of such date):

(a)         DEVS is a corporation duly organized, validly existing and in good standing under the Laws of the Province of Alberta, and has the requisite corporate power and capacity to own, lease and operate its properties and to carry on its business as now being conducted. Each of DEVS’s subsidiaries is duly incorporated or organized, as the case may be, and validly existing and in good standing (to the extent such concept exists in such subsidiary’s home jurisdiction) under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite power and authority to carry on its business as now conducted and to own or lease its properties.

(b)          The Common Shares to be issued to EEME have been duly reserved for issuance and, when issued, delivered and paid for pursuant to this Agreement, will be validly issued, fully paid and non-assessable.

(c)         This Agreement has been duly authorized, validly executed and delivered by DEVS and shall constitute the legal, valid and binding obligations of DEVS enforceable against DEVS in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other Laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity. DEVS has all requisite power and authority to enter into this Agreement and to carry out and perform its obligations under the terms of this Agreement, including the issuance and sale of the Securities. Except for the filing of the Articles of Amendment, all action on the part of DEVS, its officers, directors and shareholders necessary for the authorization of the Securities, the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the issuance and sale of the Securities, has been taken.

(d)          A copy of each form, report, statement, schedule, proxy and other document filed by DEVS with the SEC and the securities regulatory authorities in each of the provinces of Alberta, British Columbia and Ontario (collectively, the “Canadian Securities Regulatory Authorities”) on or prior to the date hereof (collectively, the “SEC Reports”) is available to EEME (including via the SEC’s EDGAR system and the System for Electronic Document Analysis and Retrieval + of the Canadian Securities Administrators (“SEDAR+”)). As of their respective filing dates, all SEC Reports complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the SEC promulgated thereunder and Canadian securities Laws applicable to the SEC Reports. None of the SEC Reports filed under the Exchange Act or applicable Canadian securities Laws (except to the extent that information contained in any SEC Report has been superseded by a later timely filed SEC Report) contained, when filed or, if amended, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of DEVS included in the SEC Reports, as applicable, comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC and applicable Canadian securities Laws with respect thereto as in effect at the time of filing, or, if amended, as of the date of such amendment, and fairly present in all material respects the financial position of DEVS as of and for the dates thereof and the results of operations and cash flows for the periods presented, subject to (i) in the case of unaudited statements, to normal, year-end audit adjustments, and such consolidated financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”) (except as may be disclosed therein or in the notes thereto, and except that the unaudited financial statements may not contain all footnotes required by GAAP), and (ii) changes to historical accounting policies of DEVS in connection with any order, directive, guideline, comment or recommendation from the SEC or the Canadian Securities Regulatory Authorities that is applicable to DEVS. DEVS has not filed any confidential material change report (which at the date of this Agreement remains confidential) with any Canadian Securities Regulatory Authority. There are no outstanding or unresolved comments in comment letters from the staff of the SEC or the Canadian Securities Regulatory Authorities with respect to any of the SEC Reports. For the avoidance of doubt, any restatement of the financial statements of DEVS and any amendments to previously filed SEC Reports or delays in filing SEC Reports, in connection with any guidance from the SEC or the Canadian Securities Regulatory Authorities following the date of this Agreement, shall not be deemed to constitute a breach of this Section 3(d). Additionally, for avoidance of doubt, any amendment or modification of any SEC Report (or any agreement filed as an exhibit to any SEC Report) from its initial filing date in a subsequent filing shall not be deemed to constitute a breach of this Section 3(d).

(e)        As of June 15, 2026, DEVS is authorized to issue an unlimited number of Common Shares, of which 35,067,694 are issued and outstanding and an unlimited number of preferred shares, issuable in series, of which none are issued and outstanding. All outstanding Common Shares have been duly issued and are fully paid and non‑assessable and are not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of any applicable Law, or any Contract to which DEVS is a party or by which it or its securities are bound. DEVS does not hold any shares or other equity interests of DEVS in its treasury. None of the outstanding Company Securities have been issued in violation of any applicable securities Law. There are no shareholder agreements, voting trusts or other agreements or understandings to which DEVS is a party or by which it is bound relating to the voting of any securities of DEVS other than as set forth in the SEC Reports. Except as set forth in the SEC Reports, as of the date hereof, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from DEVS any equity interests in or securities of DEVS, or securities convertible into or exchangeable or exercisable for such equity interests or securities.

(f)        Subject to filing the Articles of Amendment, the execution, delivery and performance by DEVS of this Agreement and the consummation by DEVS of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of DEVS, or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which DEVS is a party, or (iii) result in a violation of any Law (including U.S. federal and state securities Laws) applicable to DEVS, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of DEVS to perform its obligations hereunder.

(g)         Except as disclosed in DEVS Financial Statements, DEVS has not declared or paid any distribution or dividend in respect of its equity interests and has not repurchased, redeemed or otherwise acquired any equity interests of DEVS, and DEVS Board has not authorized any of the foregoing.

(h)         Except as disclosed in the SEC Reports, as of the date hereof, there is no suit, action, proceeding or investigation (each a “Proceeding”) pending or, to the knowledge of DEVS, threatened against DEVS by Nasdaq or the SEC, respectively, to prohibit the listing of the Securities, or the registration of the Securities under the Exchange Act.

(i)         Assuming the accuracy of EEME’s representations and warranties set forth in Section 2, no registration under the Securities Act is required for the sale and issuance of the Securities. The sale and issuance of the Securities is not a distribution from Alberta (or elsewhere in Canada) for purposes of the applicable Canadian securities Laws and will not be subject to any resale restrictions in Canada. The Securities (i) were not offered to EEME by any form of general solicitation or general advertising and (ii) are not being offered to EEME in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state or other applicable securities Laws.

(j)          Neither DEVS nor any of its subsidiaries is in violation of, or has received any notices of violations with respect to, any laws, statutes, ordinances, rules or regulations of any governmental body, court or government agency or instrumentality, except for violations which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. DEVS and its subsidiaries have all required licenses, permits, certificates and other authorizations (collectively, “Governmental Authorizations”) from such federal, state, local, or foreign government or governmental agency, department or body that are currently necessary for the operation of the business of DEVS and its subsidiaries as currently conducted, except where the failure to possess currently such Governmental Authorizations has not had and is not reasonably expected to have a Material Adverse Effect. Neither DEVS nor any subsidiary has received any written (or, to DEVS’s knowledge, oral) notice regarding any revocation or material modification of any such Governmental Authorization, which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, has or would reasonably be expected to result in a Material Adverse Effect.

(k)        DEVS and its subsidiaries own, or have rights to use, all material Intellectual Property, except where any failure to own, possess or acquire such Intellectual Property has not had, and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Intellectual Property of DEVS and its subsidiaries has not been adjudged by a court of competent jurisdiction to be invalid or unenforceable, in whole or in part. To DEVS’s knowledge: (i) there are no third parties who have rights to any Intellectual Property, including no liens, security interests, or other encumbrances; and (ii) there is no infringement by third parties of any Intellectual Property, except, in each case, which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

(l)         DEVS and its subsidiaries are in compliance with all applicable federal, state, local and foreign laws, rules and regulations regarding employment, except for any failures to comply that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. There is no labor dispute, strike or work stoppage against DEVS or its subsidiaries pending or, to the knowledge of DEVS, threatened which may interfere with the business activities of DEVS, except where such dispute, strike or work stoppage is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

(m)        DEVS and its subsidiaries have filed all federal, state and foreign income Tax Returns and other Tax Returns required to have been filed under applicable law (or extensions have been duly obtained) and have paid all Taxes required to have been paid by them, except for those which are being contested in good faith and except where failure to file such Tax Returns or pay such Taxes would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No assessment in connection with United States federal tax returns has been made against DEVS. The charges, accruals and reserves on the books of DEVS in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or reassessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect. No audits, examinations, or other Proceedings with respect to any material amounts of Taxes of DEVS and its subsidiaries are presently in progress or have been asserted or proposed in writing without subsequently being paid, settled or withdrawn.

(n)         Each of DEVS and its subsidiaries has good and marketable title to all personal property owned by it that is material to the business of DEVS, free and clear of all liens, encumbrances and defects except such as do not materially and adversely affect the value of such property and do not materially and adversely interfere with the use made and proposed to be made of such property by DEVS or its subsidiaries, as the case may be. Any real property and buildings held under lease by DEVS or its subsidiaries is held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by DEVS or its subsidiaries, as the case may be. DEVS does not own any real property.

(o)         The issued and outstanding Common Shares are registered pursuant to Section 12(b) of the Exchange Act and are quoted on the Pink Limited Market operated by OTC Markets under the symbol “DEVSF”. Except as set forth in the SEC Reports, as of the date of this Agreement, there is no Proceeding pending or, to the knowledge of DEVS, threatened against DEVS by any Trading Market, the SEC or any other securities regulator to prohibit or terminate the listing of the Common Shares on any Trading Market or to deregister the Common Shares under the Exchange Act. DEVS has taken no action as of the date of this Agreement that is designed to terminate the registration of the Common Shares under the Exchange Act. The Common Shares are currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation.

(p)          Except as disclosed in the SEC Reports, since November 6, 2024, DEVS has been and is in compliance in all material respects with the applicable provisions of SOX and the applicable listing and corporate governance rules and regulations of Nasdaq. Neither DEVS nor any Company Subsidiary has outstanding, or has arranged any outstanding, “extension of credit” to any director or executive officer within the meaning of Section 402 of SOX. With respect to each annual report on Form 10-K and each quarterly report on Form 10-Q included in the SEC Reports, the “principal executive officer” and “principal financial officer” of DEVS (as such terms are defined under SOX) have made all certifications required by Rules 13a-14 and 15d-14 under the Exchange Act and Sections 302 and 906 of the SOX.

(q)        DEVS has not taken, nor will it take, directly or indirectly, any action designed to stabilize or manipulate the price of the Common Shares to facilitate the sale or resale of the Securities.

(r)          DEVS is not, and immediately after receipt of payment for the Securities will not be, an “investment company” within the meaning of the U.S. Investment Company Act of 1940, as amended.

(s)        Neither DEVS nor any of its (i) predecessors, (ii) Affiliates, (iii) directors, (iv) executive officers, (v) non-executive officers participating in the placement contemplated by this Agreement, (vi) beneficial owners of 20% or more of its outstanding voting equity securities (calculated on the basis of voting power), (vii) promoters or (viii) investment managers (including any of such investment managers’ directors, executive officers or officers participating in the placement contemplated by this Agreement) or general partners or managing members of such investment managers (including any of such general partners’ or managing members’ directors, executive officers or officers participating in the placement contemplated by this Agreement) is subject to the disqualification provisions of Rule 506(d)(1)(i-viii) of Regulation D under the Securities Act.

(t)          Except as provided by laws or statutes generally applicable to transactions of the type described in this Agreement, neither DEVS nor any of its respective properties, assets or revenues has any right of immunity under Alberta, New York or United States law, from any Proceeding, from the giving of any relief in any such Proceeding, from set-off or counterclaim, from the jurisdiction of any Alberta, New York or United States federal court, from service of process, attachment upon or prior judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other Proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement. To the extent that DEVS or any of its respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which Proceedings may at any time be commenced, DEVS waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 7(g) of this Agreement.

(u)       DEVS has the power to submit, and pursuant to Section 7(e) of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each United States federal court and state court located in Delaware (each, a “Delaware Court”) and DEVS has the power to designate, appoint and authorize, and pursuant to Section 7(e) of this Agreement, has legally, validly, effectively and irrevocably designated, appointed and authorized an agent for service of process in any action arising out of or relating to this Agreement or the Securities in any Delaware Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over DEVS as provided in Section 7(e) hereof.

(v)        Any final judgment for a fixed or readily calculable sum of money rendered by a Delaware Court having jurisdiction under its own domestic laws and recognized by Alberta courts as having jurisdiction (according to Alberta conflicts of laws principles and rules of Alberta private international law at the time when Proceedings were initiated) to give such final judgment in respect of any Proceeding against DEVS based upon this Agreement and any instruments or agreements entered into for the consummation of the transactions contemplated herein would be declared enforceable against DEVS, without re-examination or review of the merits of the cause of action in respect of which the original judgment was given or re-litigation of the matters adjudicated upon, by the courts of Alberta. Except as disclosed in the SEC Reports, DEVS is presently not under any obligation, and has not granted any rights, to register under the Securities Act any of DEVS’s presently outstanding securities or any of its securities that may hereafter be issued, other than such rights and obligations that have expired or been satisfied or waived.

4.           COVENANTS.

(a)         Blue Sky. DEVS shall, on or before the Closing Date, take such action as DEVS shall reasonably determine is necessary in order to obtain an exemption for, or to, qualify the Common Shares for sale to EEME at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” Laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to EEME on or prior to the Closing Date. Without limiting any other obligation of DEVS under this Agreement, DEVS shall timely make all filings and reports relating to the offer and sale of the Securities required under all applicable securities Laws (including, without limitation, all applicable federal, state “Blue Sky”, and provincial securities Laws), and DEVS shall comply with all applicable foreign, federal, state and local Laws, statutes, rules, regulations and the like relating to the offering and sale of the Securities to EEME.

(b)         Reporting Status. Until the earlier of the date on which EEME shall have sold all of the Securities and the closing of the transactions contemplated by the BCA (the “Reporting Period”), DEVS shall use its commercially reasonable efforts to timely file all reports required to be filed with the SEC pursuant to the Exchange Act and, if applicable, all filings required to be filed with appliable Canadian securities regulatory authorities under Canadian securities Laws, and DEVS shall not terminate its status as an issuer required to file reports under the Exchange Act and, if applicable, shall not cease to maintain its status as a reporting issuer under Canadian securities Laws, even if the Exchange Act or the rules and regulations thereunder and applicable Canadian securities Laws would no longer require or otherwise permit such termination or cessation.

(c)         Financial Information. During the Reporting Period, DEVS agrees to send the following to EEME (i) unless the following are filed with the SEC through EDGAR and the Canadian Securities Administrators through SEDAR+ and are available to the public through the EDGAR system and SEDAR+, within one (1) Business Day after the filing thereof with the SEC and the Canadian Securities Administrators, a copy of its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, any interim reports or any consolidated balance sheets, income statements, stockholders’ equity statements and/or cash flow statements for any period other than annual, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the Securities Act, (ii) unless the following are either filed with the SEC through EDGAR and with the Canadian Securities Administrators through SEDAR+ or are otherwise widely disseminated via a recognized news release service (such as PR Newswire), on the same day as the release thereof, e-mail copies of all press releases issued by DEVS or any of its Subsidiaries and (iii) unless the following are filed with the SEC through EDGAR and with the Canadian Securities Administrators through SEDAR+, copies of any notices and other information made available or given to the shareholders of DEVS generally, contemporaneously with the making available or giving thereof to the shareholders.

(d)         Voting Support. EEME hereby irrevocable and unconditionally agrees that at any meeting of DEVS’s security holders, however called, including any adjournment or postponement thereof, and in connection with any written consent of shareholders of DEVS, EEME shall, in each case to the fullest extent that the Series A Preferred Shares and Common Shares owned by EEME are entitled to vote thereon or consent thereto:

(i)          Appear at such meeting or otherwise cause such shares to be counted as present thereat for purposes of calculating a quorum, or respond to the request by DEVS for written consent, as applicable; and

(ii)         Vote (or cause to be voted), in person or by proxy, or by written consent, as applicable, all such shares (A) in favor of (1) the adoption of and approval of the Domestication and the DevvStream Merger (as defined in the BCA)  and any other matters necessary or reasonably requested by DEVS in connection therewith and (2) any proposal to adjourn or postpone any meeting of shareholders of DEVS at which any of the foregoing matters are submitted for consideration and vote of the shareholders of DEVS to a later date if there are not a quorum or sufficient votes for approval of such matters.

(e)         General Solicitation. None of DEVS, any of its Affiliates or any person acting on behalf of DEVS or such Affiliate will solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising within the meaning of Regulation D, including: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio; and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. For purposes of this Agreement, “Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person. “Control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, its capacity as a sole or managing member or otherwise.

(f)          Integration. None of DEVS, any of its Affiliates, or any person acting on behalf of DEVS or such Affiliate will sell, offer for sale, or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which will be integrated with the sale of the Securities in a manner which would require the registration or prospectus qualification of the Securities under the Securities Act or other applicable securities Laws or require shareholder approval under applicable securities Laws (including the rules and regulations of an Eligible Market) and DEVS will take all action that is appropriate or necessary to assure that its offerings of other securities will not be integrated for purposes of the Securities Act or the rules and regulations of an Eligible Market, with respect to the issuance of securities contemplated hereby.

(g)        Use of Proceeds. DEVS may use $1,000,000 of the proceeds from the sale of the Common Shares Shares contemplated hereby for general working capital purposes and shall use the remainder of the proceeds from the advances related to the Series A Preferred Stock to fund DEVS’s investment in the Series A Preferred Stock of Southern.

(h)        Deposit. Prior to the date hereof, EEME has deposited an aggregate amount of $1,500,000 with DEVS, which Deposit has been allocated to the Advances as set forth in Section 1(a).

(i)           Further Assurances. Each party agrees to cooperate with each other and their respective officers, employees, attorneys, accountants and other agents, and, generally, do such other reasonable acts and things in good faith as may be necessary to effectuate the intents and purposes of this Agreement, subject to the terms and conditions of this Agreement and compliance with applicable law, including taking reasonable action to facilitate the filing of any document or the taking of reasonable action to assist the other parties hereto in complying with the terms of this Agreement.

(j)          Disclosure of Transactions. DEVS shall, by 9:00 a.m., New York City time, by the fourth (4th) Business Day immediately following the date of this Agreement, issue a press release and/or file with the SEC a Report on Form 8-K (including, if applicable, all exhibits thereto, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby and, if the Disclosure Document is a Report on Form 8-K, attaching the Transaction Agreements as exhibits to such Disclosure Document.

(k)          [Reserved]

(l)         Fees and Commissions. DEVS shall be solely responsible for the payment of any placement agent’s fees, financial advisory fees, or broker’s commissions relating to or arising out of the transactions contemplated hereby.

(m)        No Conflicting Agreements. DEVS will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with DEVS’s obligations to EEME under the Transaction Agreements.

(n)          Indemnification.

(i)        DEVS agrees to indemnify and hold harmless EEME and its Affiliates, and their respective directors, officers, trustees, members, managers, employees, investment advisors and agents (collectively, the “Indemnified Persons”), from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable and documented attorney fees and disbursements and other documented out-of-pocket expenses reasonably incurred in connection with investigating, preparing or defending any Proceeding, pending or threatened and the costs of enforcement thereof) to which such person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of DEVS under the Transaction Agreements, and will reimburse any such person for all such amounts as they are incurred by such person solely to the extent such amounts have been finally judicially determined not to have resulted from such person’s fraud or willful misconduct.

(ii)         Any person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed in writing to pay such fees or expenses, (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give written notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any Proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement unless such judgment or settlement (i) imposes no liability or obligation on, (ii) includes as an unconditional term thereof the giving of a complete, explicit and unconditional release from the party bringing such indemnified claims of all liability of the indemnified party in respect of such claim or litigation in favor of, and (iii) does not include any admission of fault, culpability, wrongdoing, or wrongdoing or malfeasance by or on behalf of, the indemnified party. No indemnified party will, except with the consent of the indemnifying party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement.

5.           REGISTER; LEGEND.

(a)          Legends. The Parties understand that the Securities have been issued pursuant to an exemption from registration or qualification under the Securities Act and applicable state securities Laws, and except as set forth below, the Securities shall bear any legend as required by the “blue sky” Laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such Securities):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

(b)         Removal of Legends. Certificates or book-entry statements evidencing the Securities shall not be required to contain the legend set forth in Section 5(a) above or any other legend (i) while a registration statement covering the resale of such Securities is effective under the Securities Act, (ii) following any sale of such Securities pursuant to Rule 144 (assuming the transferor is not an Affiliate of DEVS), (iii) if such Securities are eligible to be sold, assigned or transferred under Rule 144 (provided that a EEME provides DEVS with reasonable assurances that such Securities are eligible for sale, assignment or transfer under Rule 144 which shall not include an opinion of EEME’s counsel), (iv) in connection with a sale, assignment or other transfer (other than under Rule 144), provided that EEME provides DEVS with an opinion of counsel to EEME, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the Securities Act or (v) if such legend is not required under applicable requirements of the Securities Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the SEC). If a legend is not required pursuant to the foregoing, DEVS shall no later than five (5) Business Days (or such earlier date as required pursuant to the Exchange Act or other applicable law, rule or regulation for the settlement of a trade initiated on the date EEME tenders or delivers such legended certificate or book-entry statement representing such Securities to DEVS) following the tender or delivery by a EEME to DEVS or the transfer agent (with notice to DEVS) of a legended certificate or DRS Advice representing such Securities (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), together with any other deliveries from EEME as may be required above in this Section 5(b), as directed by EEME, either: (A) provided that DEVS’s transfer agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program (“FAST”) and such Securities are DEVS Common Shares, credit the aggregate number of Common Shares to which EEME shall be entitled to EEME’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system or (B) if DEVS’s transfer agent is not participating in FAST, issue and deliver (via reputable overnight courier) to EEME, a certificate or book-entry statement representing such Common Shares that is free from all restrictive and other legends, registered in the name of EEME or its nominee designated by EEME. DEVS shall be responsible for any transfer agent fees or DTC fees with respect to any issuance of Securities or the removal of any legends with respect to any Securities in accordance herewith.

6.           PROHIBITIONS ON TRANSFER.

(a)         Prohibition on Transfer. The Parties agree that, from Closing Date, they shall not (i) Transfer or permit the Transfer of the Securities, Beneficial Ownership thereof or any other interest therein unless such Transfer is a Permitted Transfer effected in accordance with the terms of this Agreement; (ii) enter into any agreement, arrangement or understanding with any Person, or take any other action, that violates or would reasonably be expected to violate or conflict, or result in or give rise to a violation of, the parties’ representations, warranties, covenants and obligations under this Agreement; or (iii) take any action that would restrict or otherwise adversely affect the parties’ legal power, authority and right to comply with and perform its covenants and obligations under this Agreement. Any Transfer in violation of this provision shall be void ab initio. This Section 6(a) shall in no way limit Section 2(g).

(b)        Dividends, Distributions, Etc. In the event of any change in the shares of DEVS by reason of any reclassification, recapitalization, reorganization, share split (including a reverse share split) or subdivision or combination, exchange or readjustment of shares, or any dividend or distribution, merger or other similar change in capitalization, the term “Common Shares” shall be deemed to refer to and include such shares as well as all such dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

(c)          For purposes of this Section 6, the following terms shall have the definitions set forth below:

(i)        “Beneficial Ownership” has the meaning ascribed to such term in Rule 13d-3 under the Exchange Act. The terms “Beneficially Own,” “Beneficially Owned” and “Beneficial Owner” shall each have a correlative meaning.

(ii)         “Encumbrance” means any security interest, pledge, mortgage, lien (statutory or other), charge, option to purchase, lease or other right to acquire any interest or any claim, restriction, covenant, title defect, hypothecation, assignment, deposit arrangement or other encumbrance of any kind or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement). The term “Encumber” shall have a correlative meaning.

(iii)         “Permitted Transfer” means a Transfer of Securities by EEME (a) to its officers or directors or controlling shareholders or to any affiliate or family member thereof or its officers or directors or controlling shareholders; or (b) with the prior written consent of DEVS, such consent not to be unreasonably withheld; provided, however, that all such permitted transferees must enter into a written agreement with the parties hereto agreeing to be bound by the terms of this Agreement as if a party hereto and if such written agreement is not executed and delivered to DEVS, such Transfer shall not be a Permitted Transfer hereunder.

(iv)       “Transfer” means, directly or indirectly, to sell, transfer, gift, assign, pledge, Encumber, hypothecate, hedge or similarly dispose of (including by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the voting of or sale, transfer, gift, assignment, pledge, Encumbrance, hypothecation, hedge or similar disposition of (including by merger, by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise).

7.           MISCELLANEOUS.

(a)          Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (a) in person, (b) by electronic means (including e-mail) so long as the sender has not received machine-generated notice of unsuccessful transmission other than as a result of actions taken by or on behalf of the recipient, (c) one (1) Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (d) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to EEME: EEME Energy SPV I LLC 30 N Gould St. Ste R Sheridan Wyoming 82801 Attn: Majique Ladnier ml@glspv.com with a copy (which will not constitute notice) to:
Whitley LLP Attorneys at Law
24285 Katy Freeway, Suite 300
Katy, Texas 77494
Attention: Samuel E. Whitley
Email: swhitley@whitley-llp.com

and with a copy (which will not constitute notice) to:

Stikeman Elliott LLP
5300 Commerce Court West
199 Bay Street
Toronto, Ontario, M5L 1B9
Canada

Attention: John Ciardullo; J.R. Laffin
Email: jciardullo@stikeman.com;
jrlaffin@stikeman.com

If to DEVS: DevvStream Corp. 2108 N. St. Suite 4254 Sacramento, California 95816
with a copy (which will not constitute notice) to:

McMillan LLP
Royal Centre, Suite 1500
1055 West Georgia Street, PO Box 11117
Vancouver, British Columbia
Canada V6E 4N7
Attention: Mark Neighbor
Email: mark.neighbor@mcmillan.ca

and with a copy (which will not constitute notice) to:

Shumaker, Loop & Kendrick, LLP
101 East Kennedy Boulevard, Suite 2800
Tampa FL 33602
Attention: Julio C. Esquivel
jesquivel@shumaker.com

(b)        Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. This Agreement shall not be assigned by operation of Law or otherwise without the prior written consent of the Parties, and any assignment without such consent shall be null and void; provided, that the no such assignment shall relieve the assigning Party of its obligations hereunder.

(c)            No Survival. None of the representations, warranties, covenants or agreements set forth herein or in any certificate or instrument delivered by or on behalf of any Party pursuant to this Agreement including any rights arising out of any breach of such representations, warranties, covenants or agreements, shall survive the Effective Time, in each case, except for those covenants and agreements that by their terms apply or are to be performed, in each case, in whole or in part after the Closing (which such covenants shall survive the Closing and continue until fully performed in accordance with their terms).

(d)         Third Parties. Unless otherwise specified, nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any Person that is not a Party or thereto or a successor or permitted assign of such a Party.

(e)           Governing Law; Jurisdiction. The Law of the State of Delaware shall govern (a) all claims or matters related to or arising from this Agreement (including any tort or non-contractual claims), and (b) any questions, disputes or other matters in connection with the construction, interpretation, validity and enforceability hereof, and the performance of the obligations imposed by this Agreement, in each case without giving effect to any choice-of-law or conflict-of-law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware. Each of the Parties submits to the exclusive jurisdiction of first, the Chancery Court of the State of Delaware or if such court declines jurisdiction, then to the United States District Court for the District of Delaware, in any Proceeding arising out of or relating to this Agreement, agrees that all claims in respect of the Proceeding shall be heard and determined in any such court and agrees not to bring any Proceeding arising out of or relating to this Agreement in any other courts. DEVS agrees that service of process in any such action or Proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the party, as the case may be, at its address set forth in Section 7(e) or at such other address of which the other party shall have been notified pursuant thereto, provided that DEVS has irrevocably appointed The Corporation Trust Company which currently maintains an office at Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, United States of America, as its agent to receive service of process or other legal summons for purposes of any such suit, action or Proceeding that may be instituted in any state or federal court in the Chancery Court of the State of Delaware or if such court declines jurisdiction, then to the Federal District Court for the District of Delaware.

(f)         Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ALL RIGHTS TO TRIAL BY JURY IN ANY PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY AND/OR THE RELATIONSHIPS ESTABLISHED AMONG THE PARTIES UNDER THIS AGREEMENT. THE PARTIES HERETO FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

(g)         Remedies; Specific Performance. Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The failure on the part of any Party to exercise, and no delay in exercising, any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power, or remedy by such Party preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. Each Party acknowledges that the rights of each Party to consummate the transactions contemplated hereby are unique, recognizes and affirms that in the event of a breach of this Agreement by any Party, money damages would be inadequate and the non-breaching Parties would not have adequate remedy at law, and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by an applicable Party in accordance with their specific terms or were otherwise breached. Accordingly, each Party shall be entitled to an injunction or restraining order to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such Party may be entitled under this Agreement, at law or in equity. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other Parties have an adequate remedy at Law or an award of specific performance is not an appropriate remedy for any reason at Law or equity.

(h)          Severability. Whenever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable Law. In case any provision in this Agreement shall be held invalid, illegal or unenforceable by a court of competent jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(i)         Amendment and Waiver. This Agreement may, at any time and from time to time be amended by mutual written agreement of the Parties. No waiver by any Party of any default, breach of representation or warranty or breach of covenant hereunder, whether intentional or not, shall be deemed to extend to any other, prior or subsequent default or breach or affect in any way any rights arising by virtue of any other, prior or subsequent such occurrence.

(j)         No Recourse. Notwithstanding anything that may be expressed or implied herein (except in the case of the immediately succeeding sentence) or any document, agreement, or instrument delivered contemporaneously herewith, and notwithstanding the fact that any Party may be a partnership or limited liability company, each Party hereto, by its acceptance of the benefits of this Agreement, covenants, agrees and acknowledges that no Persons other than the Parties shall have any obligation hereunder and that it has no rights of recovery hereunder against, and no recourse hereunder or under any documents, agreements, or instruments delivered contemporaneously herewith or in respect of any oral representations made or alleged to be made in connection herewith or therewith shall be had against, any former, current or future director, officer, agent, Affiliate, manager, assignee, incorporator, controlling Person, fiduciary, representative or employee of any Party (or any of their successors or permitted assignees), against any former, current, or future general or limited partner, manager, stockholder or member of any Party (or any of their successors or permitted assignees) or any Affiliate thereof or against any former, current or future director, officer, agent, employee, Affiliate, manager, assignee, incorporator, controlling Person, fiduciary, representative, general or limited partner, stockholder, manager or member of any of the foregoing, but in each case not including the Parties (each, but excluding for the avoidance of doubt, the Parties, a “Non-Party Affiliate”), whether by or through attempted piercing of the corporate veil, by or through a claim (whether in tort, Contract or otherwise) by or on behalf of such Party against the Non-Party Affiliates, by the enforcement of any assessment or by any Proceeding, or by virtue of any statute, regulation or other applicable Law, or otherwise; it being agreed and acknowledged that no personal Liability whatsoever shall attach to, be imposed on, or otherwise be incurred by any Non-Party Affiliate, as such, for any obligations of the applicable Party under this Agreement or the transactions contemplated hereby, under any documents or instruments delivered contemporaneously herewith, in respect of any oral representations made or alleged to be made in connection herewith or therewith, or for any claim (whether in tort, Contract or otherwise) based on, in respect of, or by reason of, such obligations or their creation. Notwithstanding the forgoing, a Non-Party Affiliate may have obligations under any documents, agreements, or instruments delivered contemporaneously herewith or otherwise contemplated hereby if such Non-Party Affiliate is party to such document, agreement or instrument. Except to the extent otherwise set forth in, and subject in all cases to the terms and conditions of and limitations herein, this Agreement may only be enforced against, and any claim or cause of action of any kind based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance hereof, may only be brought against the entities that are named as Parties hereto and then only with respect to the specific obligations set forth herein with respect to such Party. Each Non-Party Affiliate is intended as a third-party beneficiary of this Section 7(j).

(k)         Entire Agreement. This Agreement and the documents or instruments referred to herein, including any exhibits and schedules attached hereto, which exhibits and schedules are incorporated herein by reference, contain the entire agreement and understanding among the Parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements, understandings and discussions, whether written or oral, relating to such subject matter in any way. The Parties have voluntarily agreed to define their rights and liabilities with respect to the transactions contemplated hereby exclusively pursuant to the express terms and provisions hereof, and the Parties disclaim that they are owed any duties or are entitled to any remedies not set forth herein. Furthermore, this Agreement embodies the justifiable expectations of sophisticated parties derived from arm’s-length negotiations and no Person has any special relationship with another Person that would justify any expectation beyond that of an ordinary buyer and an ordinary seller in an arm’s-length transaction.

(l)          Interpretation. Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not in any way affect the meaning or interpretation of this Agreement. Any capitalized terms used in any Schedule or Exhibit attached hereto and not otherwise defined therein shall have the meanings set forth herein. In this Agreement, unless the context otherwise requires: (a) any pronoun used shall include the corresponding masculine, feminine or neuter forms, and words in the singular, including any defined terms, include the plural and vice versa; (b) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity; (c) any accounting term used and not otherwise defined in this Agreement or any Ancillary Document has the meaning assigned to such term in accordance with GAAP (d) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (e) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement; (f) the word “extent” in the phrase “to the extent” (or similar phrases) shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; (g) the word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if”; (h) the term “or” means “and/or”; (i) any reference to the term “ordinary course” or “ordinary course of business” shall be deemed in each case to be followed by the words “consistent with past practice”; (j) any agreement, instrument, insurance policy, Law or order defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, insurance policy, Law or order as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes, regulations, rules or orders) by succession of comparable successor statutes, regulations, rules or orders and references to all attachments thereto and instruments incorporated therein; (k) except as otherwise indicated, all references in this Agreement to the words “Section,” “Article,” “Schedule” and “Exhibit” are intended to refer to Sections, Articles, Schedules and Exhibits to this Agreement; and (l) the term “Dollars” or “$” means United States dollars. Any reference in this Agreement to any Contract (including this Agreement) mean such Contract as amended, restated, supplemented or modified from time to time in accordance with the terms thereof. Any reference in this Agreement to a Person’s directors shall include any member of such Person’s governing body and any reference in this Agreement to a Person’s officers shall include any Person filling a substantially similar position for such Person. Any reference in this Agreement or any Ancillary Document to a Person’s shareholders or shareholders shall include any applicable owners of the equity interests of such Person, in whatever form. The Parties and their respective counsel have reviewed and negotiated this Agreement as the joint agreement and understanding of the Parties, and the language used herein shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Person. Any information or materials shall be deemed provided, made available or delivered to the Parties, as applicable, if such information or materials have been uploaded to the electronic data rooms maintained by the Parties, as applicable, for purposes of the transactions contemplated hereby or otherwise provided to the Parties and/or their representatives (including counsel) via e-mail, in each case with respect to the representations and warranties contained in Section 2 and Section 3, at least one (1) Business Day prior to the Closing Date.

(m)        Counterparts. This Agreement may be executed and delivered (including electronic transmission) in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

(n)          Currency. All references to currency herein shall be deemed to refer to United States Dollars.

[signature pages follow]

IN WITNESS WHEREOF, each Party has caused this Agreement to be signed and delivered as of the date first written above.

DEVVSTREAM CORP.
By:	/s/ Sunny Trinh
Name: Sunny Trinh
Title: Chief Executive Officer

EEME Energy SPV I LLC
By:	/s/ Majique Ladnier
Name: Majique Ladnier
Title: Managing Member

[SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]